McGrail Merkel Quinn & Associates CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS	Francis J. Merkel, CPA Joseph J. Quinn, CPA, CVA John H. Marx, Jr., CPA Daniel J. Gerrity, CPA Mary Ann E. Novak, CPA

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated November 11, 2004 relating to the financial statements of North Penn Bank and Subsidiary as of December 31, 2003, and for each of the years in the two year period ended December 31, 2003, in the Registration Statement on Form SB-2 filed by North Penn Bancorp, Inc. and the FDIC Notice of Mutual To Stock Conversion filed by North Penn Bank, all relating to the mutual holding company reorganization of North Penn Bank. We further consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ McGrail, Merkel, Quinn & Associates

Scranton, Pennsylvania

February 14, 2005

RSM McGladreyNetwork

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Clay Avenue Professional Plaza, 1173 Clay Avenue, Scranton, PA 18510 570 961-0345 Fax: 570 961-8650

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